UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Assurant, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	39-1126612
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

28 Liberty Street, 41st Floor New York, NY	10005
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.25% Subordinated Notes due 2061	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐ Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-222648 Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 5.25% Subordinated Notes due 2061 (the “Notes”) of Assurant, Inc. (the “Company”). The description of the terms of the Notes set forth under the heading “Description of the Notes,” in the Company’s prospectus supplement, dated November 16, 2020, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in the section entitled “Description of Debt Securities We May Offer” in the accompanying prospectus, dated January 22, 2018, which constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-222648) filed under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.

Item 2.	Exhibits

1.1	Underwriting Agreement, dated as of November 16, 2020 (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K, originally filed on November 19, 2020).

3.1	Amended and Restated Certificate of Incorporation of the Registrant, dated May 11, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, originally filed on May 12, 2017).

3.2	Amended and Restated By-laws of the Registrant, as adopted on November 11, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, originally filed on November 13, 2020).

3.3	Form of 5.25% Subordinated Notes due 2061 of Assurant, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, originally filed on November 19, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Assurant, Inc.

Date: November 19, 2020	By:	/s/ Jay Rosenblum
		Name:	Jay Rosenblum
		Title:	Executive Vice President and Chief Legal Officer